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Exhibit 10.41

FOURTH AMENDMENT TO THE
CHRISTOPHER & BANKS CORPORATION
1997 STOCK INCENTIVE PLAN

         August 1, 2001

RECITALS:

A.
The Christopher & Banks Corporation 1997 Stock Incentive Plan (the "Plan") was adopted by the Board of Directors of Christopher & Banks Corporation (the "Company") and was approved by the shareholders of the Company on July 17, 1997 and amended on July 22, 1998, July 28, 1999 and July 26, 2000. The Plan is now in full force and effect.

B.
The Company desires to amend the Plan to increase the number of shares of common stock available for issuance under the Plan in accordance with the Company's annual meeting of shareholders held on August 1, 2001.

AMENDMENT:

        THEREFORE, the Plan is hereby amended as follows:

1.
The first sentence of paragraph 4 of the Plan is hereby amended to read as follows:

"4. Stock Subject to the Plan. The aggregate number of shares subject to the Plan shall be Two million Six Hundred Twenty-eight Thousand One hundred Twenty-Five (2,628,125) shares of the Common Stock of the Company, $.01 par value per share."
2.
The foregoing amendment shall be effective as of August 1, 2001, the date the shareholders approved this Amendment.

3.
Except as modified hereby, the Plan shall continue in full force and effect.

        IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer as of August 1, 2001.

CHRISTOPHER & BANKS CORPORATION
By:	/s/ ANDREW K. MOLLER Andrew K. Moller Chief Financial Officer

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FOURTH AMENDMENT TO THE CHRISTOPHER & BANKS CORPORATION 1997 STOCK INCENTIVE PLAN